EXHIBIT 1.01

ITURAN LOCATION AND CONTROL, LTD.
Conflict Minerals Report
For the Year ended December 31, 2022
In Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Mineral Report ("CMR") of Ituran Location and Control (herein referred to as "Ituran", "The Company", "we", "us" or "our") for the calendar year 2022 was prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended (the “Rule”), which was promulgated in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 to implement reporting disclosure, and other requirements on registrants that manufacture, or contract to manufacture, products that contain conflict minerals (in the form of gold, tin, tantalum, and tungsten and their derivatives (collectively “3TG Metals”)) which are necessary to the functionality or production of those products.

We have determined that some 3TG Metals are present and were required for manufacture of certain Ituran products which were contracted to be manufactured by us or by our consolidated subsidiary in calendar year 2022. We have conducted a reasonable country of origin inquiry ("RCOI") on the relevant supply chains in a good faith manner designed to determine whether any of the 3TG Metals contained in such products originated in the Democratic Republic of the Congo or an adjoining country (“DRC”) or were from recycled or scrap sources.

Furthermore, we have exercised due diligence according to the OECD Due Diligence Guidance for Responsible Supply Chains (third edition) ("OECD Guidance") on the source and chain of custody of the 3TG Metals in our relevant 2022 supply chain. The OECD Guidance distinguishes between the roles and the corresponding due diligence recommendations addressed to upstream companies and downstream companies in the supply chain. Accordingly, ‘upstream’ means the mineral supply chain from the mine to smelters or refineries ("SOR"), and downstream means the minerals supply chain from smelters/refiners to retailers. References to upstream and downstream throughout this CMR should be read as relying on these definitions. We are a downstream company, which is located several tiers above the SOR and don’t have direct relations with SOR, we followed the Conflict-Free Sourcing Initiative Five Practical Steps for Conflict Minerals Due Diligence and SEC Disclosure (Version 3.0) ("CFSI steps"), which provides practical interpretation of OECD guidelines for Conflict Minerals SEC disclosure for downstream companies.
The due diligence procedures we exercised include the steps that we are taking to mitigate the risk that the 3TG Metals included in our products benefit armed groups in the DRC and the steps to improve our due diligence efforts.

Pursuant to SEC guidance issued April 29, 2014, the SEC order issued May 2, 2014, we are not required to describe any of our products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be DRC conflict free,” and therefore we make no conclusion in  this regard in this CMR. In addition, we rely on the Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule April 7, 2017 ("SEC statement"), and the provided description of our Due Diligence efforts, shall not constitute as a waiver from the SEC statement. Furthermore, given that we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit of this CMR does not have to be conducted and therefore it was not included in this CMR.

We have prepared this CMR for filing as an exhibit to our Form SD. This CMR includes a description of the measures we have taken to perform RCOI, the measures we have taken to exercise due diligence and a list of the identified SORs.

1.	Overview of our Company

Ituran is a leader in the emerging mobility technology field, providing value-added location-based services, including a full suite of services for the connected-car. Ituran offers Stolen Vehicle Recovery, fleet management as well as mobile asset location, management & control services for vehicles, cargo and personal security for the retail, insurance industry and car manufacturers. Ituran is the largest OEM telematics provider in Latin America. Its products and applications are used by customers in over 20 countries. Ituran is also the founder of the Tel-Aviv based DRIVE startup incubator to promote the development of smart mobility technology.

Ituran's subscriber base has been growing significantly since the Company's inception to approaching 1.9 million subscribers using its location-based services with a market leading position in Israel and Latin America. Established in 1995, Ituran has approximately 2,800 employees worldwide, with offices in Israel, Brazil, Argentina, Mexico, Ecuador, Columbia, India, Canada and the United States.

On September 13, 2018 Ituran acquired 81.3% of the shares of Road Track Holding S.L (today named Ituran Spain Holdings S.L), a telematics’ company operating primarily in the Latin American region ("ISH").

During year 2021, we acquired the remaining shares of ISH.

We obtain products from three primary sources: (1) self-production by our consolidated subsidiary's (E.R.M. Electronic Systems Limited) manufacturing facilities, and (2) from a third party manufacturer (Telematics Wireless Ltd). (3) ISH suppliers which are included in this report.

For more information, on our business is available in our Annual Report on Form 20-F for fiscal 2022 please visit Ituran’s website, at: www.ituran.com

2.	Reasonable Country of Origin Inquiry (RCOI)

We have assessed our suppliers including the suppliers of our consolidated subsidiary (ERM) on the likelihood that the products they supplied to us contain 3TG Metals, and then determined which suppliers to survey. We conducted our survey of the selected suppliers using the template developed by the Electronic Industry Citizenship Coalition® (“EICC®”) and The Global e-Sustainability Initiative (“GeSI”), known as the Conflict Free Smelter Initiative (“CFSI”) Conflict Minerals Reporting Template ("CMRT"). CMRT is a commonly used Template which was developed by CFSI to facilitate disclosure and communication of information regarding SORs who provide 3TG Metals to a company’s supply chain. CMRT includes questions regarding a company’s conflict-free policy and engagement with its direct suppliers and requests a listing of the SORs used by the company and its suppliers. CMRT also contains questions about the origin of 3TG Metals included in the company’s products, as well as questions regarding supplier due diligence. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify suppliers upstream from our direct suppliers. We rely on our direct suppliers to provide us with information about the source of 3TG Metals contained in the components, and finished products supplied to us by those suppliers. In most instances, our direct suppliers are similarly reliant upon information provided by their suppliers.

Although our suppliers have identified the presence of some of the Conflict Minerals and provided information on the smelters based on the completed due diligence provided thus far, some suppliers also have indicated that their due diligence is not complete. We continue to work with these suppliers to get additional information regarding the SORs that provide 3TG Metals to our suppliers.

3.	Our Conflict Minerals Due Diligence Program Design

We have designed our conflict minerals due diligence in accordance with the principles of the OECD Guidance and CFSI steps appropriate for downstream companies in our position in the mineral supply chain. We are a downstream company. We do not procure any conflict minerals, 3TG Metals or 3TG Metals containing products from smelters, refiners or scrap processors. We purchase and rely on specialized products comprised in part of 3TG metals. We procure these products from various suppliers who themselves are downstream actors in the supply chain. Our due diligence design incorporates the same five elements recommended by OECD Guidance: (1) Establish Strong Company Management Systems, (2) Identify and Assess Risks in the Supply Chain, (3) Design and Implement a Strategy to Respond to Identified Risks, (4) Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices (which we are not required), and (5) Report Annually on Supply Chain Due Diligence. Our due diligence design is also influenced by our Conflict Minerals Compliance Policy and Code of conduct of Ituran's Suppliers and Agents, which articulates our commitment to monitoring our supply chain to assure that we don’t use products with conflict minerals which directly or indirectly supporting civil violence or human rights abuses in DRC.

4.	Our Due Diligence Process following OECD Guidance

4.1.	Established Strong Company Management Systems.

We developed a management system to implement our conflict minerals due diligence which is adjusted to us being a downstream company. We have adopted Conflict Minerals Compliance Policy and a Code of conduct of Ituran's Suppliers and Agents ("Code of Conduct"), which are available on our website www.ituran.com.

Our senior management supported the development of our Conflict Minerals Policy and monitored the results of our due diligence efforts. We assembled an internal team, led by our CFO, and includes the technical team from one of Ituran's consolidated companies, an external legal, and quality experts. We have established a system of controls and transparency over the conflict minerals supply-chain, by notifying our suppliers of our Code of Conduct and requesting them to agree to its terms. We have requested from our suppliers which we identified to provide us with CMRT disclosures, which allows us to collect and retain information on their SORs and 3TG Metals in their supply chain. We strengthen the engagement with our relevant suppliers, by requesting them to accept the terms of our Code of Conduct on Conflict Minerals and working with them on improving their due diligence and CMRT reports. Being a downstream company, we don’t have any direct ability to affect upstream companies in our supply chain. Nevertheless, we have established a company grievance mechanism in form of a compliance hotline email: Eli_K@ituran.com, through which any interested party may ask questions or report concerns, including those regarding 3TG Metals.

4.2.	Identified and Assessed Risks in the Supply Chain

We identified the products that we manufactured, or contracted to manufacture, containing necessary 3TG Metals for the 2022 reporting period. This exercise resulted in the compilation of a list of suppliers and contract manufacturers that provided products containing 3TG Metals to us in 2022 (the “3TG Metals Supplier List”). We requested each entity on our 3TG Metals Supplier List to provide us with a CMRT. The CMRT among other requirements, prompts the Supplier to investigate its 3TG Metals supply chain tracing back to the SOR or scrap processor. The cover letter accompanying each CMRT outlines the Rule, explains the purpose and intent of the CMRT, and directed Suppliers to on-line CFSI training materials. These training materials provide our Suppliers with an overview of the due diligence objectives and guidance on filling out the CMRT. Most of our suppliers are well aware of their obligations and of rules governing conflict minerals and have provided their CMRT in a timely manner. We have reviewed our suppliers CMRT responses for completeness and assessed whether further outreach to individual suppliers was necessary. We compared the names of the disclosed smelters and refiners in the CMRT responses to the list of entities that CFSI has confirmed to be true 3TG metals SORs (“CFSI Standard Smelter Names List”). We then compiled the CMRT data into our database. We generated a list of the SORs that are potentially associated with our 3TG Metals supply chain for 2022 ("List"). We cannot confirm that all SORs on this List processed the necessary 3TG Metals contained in our products. Most of our suppliers identified all SORs in their entire supply chain, rather than tailor their CMRT responses to the smelters and refiners associated with a particular product line sold to us specifically. In addition, we reviewed the completion of the CMRT, and looked for contradictions in the CMRTs and their reasonableness. In the event we find that there is missing or unclear information in the CMRT report, we have contacted the relevant supplier to require to complete the information or to provide reasonable and satisfying explanations, as applicable.

We review the data received from our suppliers with respect to smelters and refiners and compare such information against the lists of SOR's that have received either “Conflict-Free Smelters & Refineries" or an “Active Smelters & Refiners” designation from the CFSI. We viewed a CFSI Compliant designation as an indicator that the supply chain upstream of the SOR was not engaged in conduct that directly or indirectly financed or benefited armed groups in a Covered Country. We also reviewed available information from CFSI concerning the location and country of origin of the 3TG Metals sourced by SORs verified as CFSI Compliant on our List.

4.3.	Designed and Implemented Strategy to Respond to Identified Risks

Our internal team has reviewed the final List of SOR, and all the received CMRT reports, and reported the findings to our senior management. As the active risk management contemplated by the OECD Guidance is in the responsibility of the SORs themselves, and as we are only a downstream company, may work through our supply chain to understand which SORs are in our supply chain, and to determine if more investigation is required. Our suppliers have provided us with complete CMRT reports, and a few of our suppliers stated within their CMRT that a small amount of their 3TG Metals suppliers SORs are unknown or they haven’t themselves received the complete information on their SORs from their own suppliers. We have implemented a risk management plan to monitor these suppliers, and to work on engaging with these suppliers during the period until our next report, in order to improve their disclosure.

4.4.	Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices (not required for us)

As we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit does not have to be conducted and therefore it was not included in this CMR. As we are a downstream company, we do not purchase any 3TG Minerals directly from mines and we are many steps removed in the supply chain from the mining of the conflict minerals. We purchase materials used in our products from our suppliers and some of those materials contribute 3TG Metals necessary to our products and/or production process. The origin of 3TG Metals cannot be determined with any certainty once the ores are smelted and/or refined and converted to bullions, ingots or other smelted or refined derivatives. The SORs are consolidating points for ore and are in the best position in the total supply chain to know the origin of the ores. We rely on our direct suppliers to assist with our RCOI and due diligence efforts, including the identification of SORs, for the conflict minerals contained in the materials which they supply to us, and we also rely upon industry organizations (for example, EICC and CFSI) efforts to influence SORs to get audited and certified through CFSI's CFS programs.

4.5.	Report Annually on Supply Chain Due Diligence

We have compiled our results of RCOI and our due diligence and we have filed this report in accordance with the Rule through the use of the Form SD and the attachment of this CMR. Further information is also available by reviewing our Conflict Minerals Policy and Code of Practice which are available at www.ituran.com.

5.	2022 Conflict Minerals Program Results

The response rate among suppliers surveyed in 2022 was 100%, which is more than the response rate as of our last report, which had 98% response rate. Among the supplier responses, we identified 327 SORs as potential sources of 3TG Metals that were reported to be in the supply chain through the end of the 2022 calendar year. Out of them we have identified that 181 (55.4%) SORs fall in one of the abovementioned two designations from CFSI either “Conformant" (178 SORs) or an “Active” (3 SORs). Such results constitute a decrease since our 2021 report, in which 529 out of 627 SORs (84.3%) fell into one of the abovementioned CFSI designations.

Based on the information provided by our suppliers through the end of the 2022 calendar year, we believe that the SORs that may have used to process the 3TG Metals in our products, include the SORs listed in Annex A hereto.

6.	Future Activities

We are continuing to refine and expand the list of SORs. We believe that seeking information about SORs in our supply chain represents the most reasonable effort we can make to determine the locations of origin of the 3TG Metals in our supply chain.
During 2023, we plan to continue to maintain our RCOI processes with respect to 3TG Metals. During 2023 we expect to further develop the engagement and collaboration with our suppliers with aim of continued improvement of our supplier response rate, reliability and quality.

7.	Forward Looking Statements

Some of the matters discussed in this CMR, including in particular our due diligence processes, include "forward-looking statements" within the meaning of the Securities Act of 1933, as amended. These forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements contained in this CMR that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond our control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on our website and other materials referenced in this CMR are not incorporated by reference in this CMR.

Annex A

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
8853 S.p.A.	ITALY			x			CID002763	none	Gold
A.L.M.T. Corp.	JAPAN				x		CID000004	Conformant	Tungsten
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA			x			CID002708	none	Gold
ACL Metais Eireli	BRAZIL				x		CID002833	none	Tungsten
Advanced Chemical Company	UNITED STATES OF AMERICA			x			CID000015	none	Gold
Aida Chemical Industries Co., Ltd.	JAPAN			x			CID000019	none	Gold
Al Etihad Gold LLC	UNITED ARAB EMIRATES			x			CID002560	Conformant	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY			x			CID000035	Conformant	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN			x			CID000041	Conformant	Gold
Alpha	UNITED STATES OF AMERICA		x				CID000292	Conformant	Tin
An Thai Minerals Co., Ltd.	VIET NAM		x				CID002825	none	Tin
An Vinh Joint Stock Mineral Processing Company	VIET NAM		x				CID002703	none	Tin
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL			x			CID000058	Conformant	Gold
Argor-Heraeus SA	SWITZERLAND			x			CID000077	Conformant	Gold
Asahi Pretec Corp.	JAPAN			x			CID000082	Conformant	Gold
Asahi Refining Canada Ltd.	CANADA			x			CID000924	Conformant	Gold
Asahi Refining USA Inc.	UNITED STATES OF AMERICA			x			CID000920	Conformant	Gold
Asaka Riken Co., Ltd.	JAPAN			x			CID000090	none	Gold
Asaka Riken Co., Ltd.	JAPAN	x					CID000092	none	Tantalum
Asia Tungsten Products Vietnam Ltd.	VIET NAM				x		CID002502	Conformant	Tungsten
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY			x			CID000103	none	Gold
AU Traders and Refiners	SOUTH AFRICA			x			CID002850	none	Gold
Aurubis AG	GERMANY			x			CID000113	Conformant	Gold
Bangalore Refinery	INDIA			x			CID002863	none	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES			x			CID000128	Conformant	Gold
Boliden AB	SWEDEN			x			CID000157	Conformant	Gold
C. Hafner GmbH + Co. KG	GERMANY			x			CID000176	Conformant	Gold
Caridad	MEXICO			x			CID000180	none	Gold
CCR Refinery - Glencore Canada Corporation	CANADA			x			CID000185	Conformant	Gold
Cendres + Metaux S.A.	SWITZERLAND			x			CID000189	none	Gold
Changsha South Tantalum Niobium Co., Ltd.	CHINA	x					CID000211	none	Tantalum
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA				x		CID002513	Conformant	Tungsten
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA		x				CID000228	Conformant	Tin
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA		x				CID003190	Conformant	Tin
Chimet S.p.A.	ITALY			x			CID000233	Conformant	Gold
China Tin Group Co., Ltd.	CHINA		x				CID001070	Conformant	Tin
Chongyi Zhangyuan Tungsten Co Ltd	CHINA				x		CID000258	Conformant	Tungsten
Chugai Mining	JAPAN			x			CID000264	none	Gold
CNMC (Guangxi) PGMA Co., Ltd.	CHINA		x				CID000278	none	Tin
Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL		x				CID000295	none	Tin
CV Ayi Jaya	INDONESIA		x				CID002570	Conformant	Tin
CV Dua Sekawan	INDONESIA		x				CID002592	none	Tin
CV Gita Pesona	INDONESIA		x				CID000306	none	Tin
CV Tiga Sekawan	INDONESIA		x				CID002593	Conformant	Tin
CV United Smelting	INDONESIA		x				CID000315	none	Tin
CV Venus Inti Perkasa	INDONESIA		x				CID002455	Conformant	Tin
D Block Metals, LLC	UNITED STATES OF AMERICA	x					CID002504	Conformant	Tantalum
Da Nang Processing Import and Export Joint Stock	VIET NAM		x				CID003154	none	Tin
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF			x			CID000328	none	Gold
Daye Non-Ferrous Metals Mining Ltd.	CHINA			x			CID000343	none	Gold
Dayu Weiliang Tungsten Co., Ltd.	CHINA				x		CID000345	none	Tungsten
DODUCO GmbH	GERMANY			x			CID000362	none	Gold
Dowa	JAPAN			x			CID000401	none	Gold
Dowa	JAPAN		x				CID000402	Conformant	Tin
DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF			x			CID003195	none	Gold
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF			x			CID000359	none	Gold
Duoluoshan	CHINA	x					CID000410	none	Tantalum
Eco-System Recycling Co., Ltd.	JAPAN			x			CID000425	none	Gold
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM		x				CID002572	none	Tin

Elemetal Refining, LLC	UNITED STATES OF AMERICA			x		CID001322	none	Gold
Elmet S.L.U.	SPAIN		x			CID002774	Conformant	Tin
EM Vinto	BOLIVIA		x			CID000438	Conformant	Tin
Emirates Gold DMCC	UNITED ARAB EMIRATES			x		CID002561	none	Gold
Estanho de Rondonia S.A.	BRAZIL		x			CID000448	Conformant	Tin
Exotech Inc.	UNITED STATES OF AMERICA	x				CID000456	none	Tantalum
F&X Electro-Materials Limited.	CHINA	x				CID000460	Conformant	Tantalum
Fenix Metals	POLAND		x			CID000468	Conformant	Tin
FIR Metals & Resource Ltd.	CHINA	x				CID002505	Conformant	Tantalum
Fujian Jinxin Tungsten Co., Ltd.	CHINA				x	CID000499	none	Tungsten
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA				x	CID002645	Conformant	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA				x	CID000875	Conformant	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA				x	CID002315	Conformant	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA				x	CID002494	Conformant	Tungsten
Ganzhou Yatai Tungsten Co., Ltd.	CHINA				x	CID002536	none	Tungsten
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA			x		CID002852	active	Gold
Geib Refining Corporation	UNITED STATES OF AMERICA			x		CID002459	none	Gold
Gejiu Fengming Metallurgy Chemical Plant	CHINA		x			CID002848	none	Tin
Gejiu Jinye Mineral Company	CHINA		x			CID002859	none	Tin
Gejiu Kai Meng Industry and Trade LLC	CHINA		x			CID000942	none	Tin
Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA		x			CID000538	Conformant	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA		x			CID001908	none	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA		x			CID000555	none	Tin
Global Advanced Metals Aizu	JAPAN	x				CID002558	Conformant	Tantalum
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	x				CID002557	Conformant	Tantalum
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA				x	CID000568	Conformant	Tungsten
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA			x		CID002243	Conformant	Gold
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA			x		CID001909	none	Gold
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA		x			CID003116	Conformant	Tin
Guangdong Jinding Gold Limited	CHINA			x		CID002312	none	Gold
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	x				CID000291	none	Tantalum
Guangdong Xianglu Tungsten Co., Ltd.	CHINA				x	CID000218	Conformant	Tungsten
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	x				CID000616	Conformant	Tantalum
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA		x			CID002849	none	Tin
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA			x		CID000651	none	Gold
H.C. Starck Co., Ltd.	THAILAND	x				CID002544	Conformant	Tantalum
H.C. Starck Hermsdorf GmbH	GERMANY	x				CID002547	Conformant	Tantalum
H.C. Starck Inc.	UNITED STATES OF AMERICA	x				CID002548	Conformant	Tantalum
H.C. Starck Ltd.	JAPAN	x				CID002549	Conformant	Tantalum
H.C. Starck Smelting GmbH & Co. KG	GERMANY	x				CID002550	Conformant	Tantalum
H.C. Starck Smelting GmbH & Co. KG	GERMANY				x	CID002542	Conformant	Tungsten
H.C. Starck Tantalum and Niobium GmbH	GERMANY	x				CID002545	Conformant	Tantalum
H.C. Starck Tungsten GmbH	GERMANY				x	CID002541	Conformant	Tungsten
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA			x		CID000671	none	Gold
HeeSung Metal Ltd.	KOREA, REPUBLIC OF			x		CID000689	none	Gold
Heimerle + Meule GmbH	GERMANY			x		CID000694	Conformant	Gold
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	x				CID002492	Conformant	Tantalum
Heraeus Ltd. Hong Kong	CHINA			x		CID000707	Conformant	Gold
Heraeus Precious Metals GmbH & Co. KG	GERMANY			x		CID000711	none	Gold
Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	x				CID000731	none	Tantalum
HuiChang Hill Tin Industry Co., Ltd.	CHINA		x			CID002844	Conformant	Tin
Huichang Jinshunda Tin Co., Ltd.	CHINA		x			CID000760	none	Tin

Hunan Chenzhou Mining Co., Ltd.	CHINA				x	CID000766	Conformant	Tungsten
Hunan Chenzhou Mining Co., Ltd.	CHINA			x		CID000767	none	Gold
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA				x	CID002579	none	Tungsten
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA				x	CID000769	none	Tungsten
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF			x		CID000778	none	Gold
Hydrometallurg, JSC	RUSSIAN FEDERATION				x	CID002649	none	Tungsten
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA			x		CID000801	Conformant	Gold
Ishifuku Metal Industry Co., Ltd.	JAPAN			x		CID000807	Conformant	Gold
Istanbul Gold Refinery	TURKEY			x		CID000814	Conformant	Gold
Italpreziosi	ITALY			x		CID002765	Conformant	Gold
Japan Mint	JAPAN			x		CID000823	Conformant	Gold
Japan New Metals Co., Ltd.	JAPAN				x	CID000825	Conformant	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA				x	CID002551	Conformant	Tungsten
Jiangxi Copper Co., Ltd.	CHINA			x		CID000855	Conformant	Gold
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA				x	CID002647	none	Tungsten
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	x				CID002512	Conformant	Tantalum
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA				x	CID002321	Conformant	Tungsten
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA		x			CID000244	none	Tin
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA				x	CID002313	none	Tungsten
Jiangxi New Nanshan Technology Ltd.	CHINA		x			CID001231	Conformant	Tin
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA				x	CID002318	Conformant	Tungsten
Jiangxi Tuohong New Raw Material	CHINA	x				CID002842	Conformant	Tantalum
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA				x	CID002317	Conformant	Tungsten
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA				x	CID002535	none	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA				x	CID002316	Conformant	Tungsten
Jiujiang Janny New Material Co., Ltd.	CHINA	x				CID003191	none	Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	x				CID000914	Conformant	Tantalum
Jiujiang Tanbre Co., Ltd.	CHINA	x				CID000917	Conformant	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	x				CID002506	Conformant	Tantalum
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION			x		CID000927	none	Gold
JSC Uralelectromed	RUSSIAN FEDERATION			x		CID000929	none	Gold
JX Nippon Mining & Metals Co., Ltd.	JAPAN			x		CID000937	Conformant	Gold
Kaloti Precious Metals	UNITED ARAB EMIRATES			x		CID002563	none	Gold
Kazakhmys Smelting LLC	KAZAKHSTAN			x		CID000956	none	Gold
Kazzinc	KAZAKHSTAN			x		CID000957	Conformant	Gold
KEMET Blue Metals	MEXICO	x				CID002539	Conformant	Tantalum
KEMET Blue Powder	UNITED STATES OF AMERICA	x				CID002568	none	Tantalum
Kennametal Fallon	UNITED STATES OF AMERICA				x	CID000966	Conformant	Tungsten
Kennametal Huntsville	UNITED STATES OF AMERICA				x	CID000105	Conformant	Tungsten
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA			x		CID000969	Conformant	Gold
KGETS Co., Ltd.	KOREA, REPUBLIC OF				x	CID003388	Conformant	Tungsten
KGHM Polska Miedz Spolka Akcyjna	POLAND			x		CID002511	Conformant	Gold
King-Tan Tantalum Industry Ltd.	CHINA	x				CID000973	none	Tantalum
Kojima Chemicals Co., Ltd	JAPAN			x		CID000981	none	Gold
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF			x		CID002605	none	Gold
Kyrgyzaltyn JSC	KYRGYZSTAN			x		CID001029	none	Gold
Lingbao Gold Co., Ltd.	CHINA			x		CID001056	none	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA			x		CID001058	none	Gold
L'Orfebre S.A.	ANDORRA			x		CID002762	none	Gold
LSM Brasil S.A.	BRAZIL	x				CID001076	Conformant	Tantalum

LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF			x		CID001078	Conformant	Gold
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA			x		CID001093	none	Gold
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL		x			CID002468	Conformant	Tin
Malaysia Smelting Corporation (MSC)	MALAYSIA		x			CID001105	Conformant	Tin
Malipo Haiyu Tungsten Co., Ltd.	CHINA				x	CID002319	Conformant	Tungsten
Marsam Metals	BRAZIL			x		CID002606	none	Gold
Masan Tungsten Chemical LLC (MTC)	VIET NAM				x	CID002543	Conformant	Tungsten
Materion	UNITED STATES OF AMERICA			x		CID001113	none	Gold
Matsuda Sangyo Co., Ltd.	JAPAN			x		CID001119	Conformant	Gold
Melt Metais e Ligas S.A.	BRAZIL		x			CID002500	none	Tin
Metallic Resources, Inc.	UNITED STATES OF AMERICA		x			CID001142	Conformant	Tin
Metallo Chimique	BELGIUM		x			CID002773	Conformant	Tin
Metallurgical Products India Pvt., Ltd.	INDIA	x				CID001163	Conformant	Tantalum
Metalor Technologies (Hong Kong) Ltd.	CHINA			x		CID001149	Conformant	Gold
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE			x		CID001152	Conformant	Gold
Metalor Technologies (Suzhou) Ltd.	CHINA			x		CID001147	Conformant	Gold
Metalor Technologies S.A.	SWITZERLAND			x		CID001153	Conformant	Gold
Metalor USA Refining Corporation	UNITED STATES OF AMERICA			x		CID001157	Conformant	Gold
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO			x		CID001161	Conformant	Gold
Mineracao Taboca S.A.	BRAZIL	x				CID001175	Conformant	Tantalum
Mineração Taboca S.A.	BRAZIL		x			CID001173	Conformant	Tin
Minsur	PERU		x			CID001182	Conformant	Tin
Mitsubishi Materials Corporation	JAPAN			x		CID001188	Conformant	Gold
Mitsubishi Materials Corporation	JAPAN		x			CID001191	Conformant	Tin
Mitsui Mining and Smelting Co., Ltd.	JAPAN			x		CID001193	Conformant	Gold
Mitsui Mining and Smelting Co., Ltd.	JAPAN	x				CID001192	Conformant	Tantalum
MMTC-PAMP India Pvt., Ltd.	INDIA			x		CID002509	Conformant	Gold
Modeltech Sdn Bhd	MALAYSIA		x			CID002858	none	Tin
Modeltech Sdn Bhd	MALAYSIA			x		CID002857	none	Gold
Moliren Ltd.	RUSSIAN FEDERATION				x	CID002845	none	Tungsten
Morris and Watson	NEW ZEALAND			x		CID002282	none	Gold
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION			x		CID001204	none	Gold
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY			x		CID001220	Conformant	Gold
Navoi Mining and Metallurgical Combinat	UZBEKISTAN			x		CID001236	Conformant	Gold
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM		x			CID002573	none	Tin
Niagara Refining LLC	UNITED STATES OF AMERICA				x	CID002589	Conformant	Tungsten
Nihon Material Co. LTD	JAPAN			x		CID001259	Conformant	Gold
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	x				CID001277	Conformant	Tantalum
NPM Silmet AS	ESTONIA	x				CID001200	Conformant	Tantalum
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND		x			CID001314	Conformant	Tin
O.M. Manufacturing Philippines, Inc.	PHILIPPINES		x			CID002517	Conformant	Tin
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA			x		CID002779	Conformant	Gold
Ohura Precious Metal Industry Co., Ltd.	JAPAN			x		CID001325	none	Gold
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION			x		CID001326	none	Gold
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION			x		CID000493	none	Gold
OMSA	BOLIVIA		x			CID001337	Conformant	Tin
PAMP S.A.	SWITZERLAND			x		CID001352	Conformant	Gold
Pease & Curren	UNITED STATES OF AMERICA			x		CID002872	none	Gold
Penglai Penggang Gold Industry Co., Ltd.	CHINA			x		CID001362	none	Gold
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES				x	CID002827	Conformant	Tungsten
Planta Recuperadora de Metales SpA	CHILE			x		CID002919	none	Gold
PRG Dooel	NORTH MACEDONIA	x				CID002847	none	Tantalum
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION			x		CID001386	none	Gold
PT Aneka Tambang (Persero) Tbk	INDONESIA			x		CID001397	Conformant	Gold
PT Aries Kencana Sejahtera	INDONESIA		x			CID000309	Conformant	Tin
PT Artha Cipta Langgeng	INDONESIA		x			CID001399	Conformant	Tin
PT ATD Makmur Mandiri Jaya	INDONESIA		x			CID002503	Conformant	Tin
PT Babel Inti Perkasa	INDONESIA		x			CID001402	Conformant	Tin
PT Bangka Prima Tin	INDONESIA		x			CID002776	Conformant	Tin
PT Bangka Serumpun	INDONESIA		x			CID003205	Conformant	Tin
PT Bangka Tin Industry	INDONESIA		x			CID001419	none	Tin

PT Belitung Industri Sejahtera	INDONESIA		x			CID001421	active	Tin
PT Bukit Timah	INDONESIA		x			CID001428	Conformant	Tin
PT Cipta Persada Mulia	INDONESIA		x			CID002696	Conformant	Tin
PT DS Jaya Abadi	INDONESIA		x			CID001434	none	Tin
PT Eunindo Usaha Mandiri	INDONESIA		x			CID001438	none	Tin
PT Inti Stania Prima	INDONESIA		x			CID002530	none	Tin
PT Justindo	INDONESIA		x			CID000307	none	Tin
PT Karimun Mining	INDONESIA		x			CID001448	none	Tin
PT Kijang Jaya Mandiri	INDONESIA		x			CID002829	none	Tin
PT Lautan Harmonis Sejahtera	INDONESIA		x			CID002870	none	Tin
PT Menara Cipta Mulia	INDONESIA		x			CID002835	Conformant	Tin
PT Mitra Stania Prima	INDONESIA		x			CID001453	Conformant	Tin
PT O.M. Indonesia	INDONESIA		x			CID002757	none	Tin
PT Panca Mega Persada	INDONESIA		x			CID001457	none	Tin
PT Premium Tin Indonesia	INDONESIA		x			CID000313	Conformant	Tin
PT Prima Timah Utama	INDONESIA		x			CID001458	Conformant	Tin
PT REFINED BANGKA TIN	INDONESIA		x			CID001460	Conformant	Tin
PT Sariwiguna Binasentosa	INDONESIA		x			CID001463	Conformant	Tin
PT Stanindo Inti Perkasa	INDONESIA		x			CID001468	Conformant	Tin
PT Sukses Inti Makmur	INDONESIA		x			CID002816	Conformant	Tin
PT Sumber Jaya Indah	INDONESIA		x			CID001471	none	Tin
PT Tambang Timah	INDONESIA		x			CID001477	Conformant	Tin
PT Timah	INDONESIA		x			CID001482	Conformant	Tin
PT Tinindo Inter Nusa	INDONESIA		x			CID001490	none	Tin
PT Tommy Utama	INDONESIA		x			CID001493	Conformant	Tin
PX Precinox S.A.	SWITZERLAND			x		CID001498	Conformant	Gold
QuantumClean	UNITED STATES OF AMERICA	x				CID001508	Conformant	Tantalum
Rand Refinery (Pty) Ltd.	SOUTH AFRICA			x		CID001512	Conformant	Gold
Refinery of Seemine Gold Co., Ltd.	CHINA			x		CID000522	none	Gold
REMONDIS PMR B.V.	NETHERLANDS			x		CID002582	none	Gold
Republic Metals Corporation	UNITED STATES OF AMERICA			x		CID002510	none	Gold
Resind Industria e Comercio Ltda.	BRAZIL	x				CID002707	Conformant	Tantalum
Resind Industria e Comercio Ltda.	BRAZIL		x			CID002706	Conformant	Tin
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	x				CID001522	Conformant	Tantalum
Royal Canadian Mint	CANADA			x		CID001534	Conformant	Gold
Rui Da Hung	TAIWAN, PROVINCE OF CHINA		x			CID001539	Conformant	Tin
SAAMP	FRANCE			x		CID002761	Conformant	Gold
Sabin Metal Corp.	UNITED STATES OF AMERICA			x		CID001546	none	Gold
Safimet S.p.A	ITALY			x		CID002973	none	Gold
SAFINA A.S.	CZECH REPUBLIC			x		CID002290	none	Gold
Sai Refinery	INDIA			x		CID002853	none	Gold
Samduck Precious Metals	KOREA, REPUBLIC OF			x		CID001555	none	Gold
Samwon Metals Corp.	KOREA, REPUBLIC OF			x		CID001562	none	Gold
SAXONIA Edelmetalle GmbH	GERMANY			x		CID002777	none	Gold
Schone Edelmetaal B.V.	NETHERLANDS			x		CID001573	none	Gold
SEMPSA Joyeria Plateria S.A.	SPAIN			x		CID001585	Conformant	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA			x		CID001619	none	Gold
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA			x		CID001622	Conformant	Gold
Sichuan Tianze Precious Metals Co., Ltd.	CHINA			x		CID001736	Conformant	Gold
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA			x		CID002516	none	Gold
Smelter not listed	GERMANY		x			CID000466	none	Tin
Smelter not listed	INDONESIA		x			CID002479	none	Tin
So Accurate Group, Inc.	UNITED STATES OF AMERICA			x		CID001754	none	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION			x		CID001756	none	Gold
Soft Metais Ltda.	BRAZIL		x			CID001758	none	Tin
Solar Applied Materials Technology Corp.	TAIWAN			x		CID001761	Conformant	Gold
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	x				CID001769	none	Tantalum
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA				x	CID002815	none	Tungsten
Sumitomo Metal Mining Co., Ltd.	JAPAN			x		CID001798	Conformant	Gold
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF			x		CID002918	none	Gold
Super Ligas	BRAZIL		x			CID002756	active	Tin
T.C.A S.p.A	ITALY			x		CID002580	Conformant	Gold
Taki Chemical Co., Ltd.	JAPAN	x				CID001869	Conformant	Tantalum
Tanaka Kikinzoku Kogyo K.K.	JAPAN			x		CID001875	Conformant	Gold

Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM				x	CID001889	none	Tungsten
Telex Metals	UNITED STATES OF AMERICA	x				CID001891	Conformant	Tantalum
Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM		x			CID002834	Conformant	Tin
Thaisarco	THAILAND		x			CID001898	Conformant	Tin
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA			x		CID001916	Conformant	Gold
Tin Technology & Refining	UNITED STATES OF AMERICA		x			CID003325	Conformant	Tin
Tokuriki Honten Co., Ltd	JAPAN			x		CID001938	Conformant	Gold
Tongling Nonferrous Metals Group Co., Ltd.	CHINA			x		CID001947	none	Gold
Tony Goetz NV	BELGIUM			x		CID002587	none	Gold
TOO Tau-Ken-Altyn	KAZAKHSTAN			x		CID002615	Conformant	Gold
Torecom	KOREA, REPUBLIC OF			x		CID001955	none	Gold
Tranzact, Inc.	UNITED STATES OF AMERICA	x				CID002571	none	Tantalum
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM		x			CID002574	none	Tin
Ulba Metallurgical Plant JSC	KAZAKHSTAN	x				CID001969	Conformant	Tantalum
Umicore Brasil Ltda.	BRAZIL			x		CID001977	none	Gold
Umicore Precious Metals Thailand	THAILAND			x		CID002314	none	Gold
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM			x		CID001980	Conformant	Gold
Unecha Refractory metals plant	RUSSIAN FEDERATION				x	CID002724	none	Tungsten
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA			x		CID001993	none	Gold
Valcambi S.A.	SWITZERLAND			x		CID002003	Conformant	Gold
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM				x	CID002011	none	Tungsten
VQB Mineral and Trading Group JSC	VIET NAM		x			CID002015	none	Tin
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA			x		CID002030	Conformant	Gold
White Solder Metalurgia e Mineracao Ltda.	BRAZIL		x			CID002036	Conformant	Tin
WIELAND Edelmetalle GmbH	GERMANY			x		CID002778	Conformant	Gold
Wolfram Bergbau und Hutten AG	AUSTRIA				x	CID002044	Conformant	Tungsten
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF				x	CID002843	none	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA				x	CID002320	Conformant	Tungsten
Xiamen Tungsten Co., Ltd	CHINA				x	CID002082	Conformant	Tungsten
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA				x	CID002830	Conformant	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA				x	CID002095	none	Tungsten
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	x				CID002508	Conformant	Tantalum
Yamamoto Precious Metal Co., Ltd.	JAPAN			x		CID002100	none	Gold
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	x				CID002307	none	Tantalum
Yokohama Metal Co., Ltd.	JAPAN			x		CID002129	none	Gold
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA		x			CID002158	Conformant	Tin
Yunnan Copper Industry Co., Ltd.	CHINA			x		CID000197	none	Gold
Yunnan Tin Company Limited	CHINA		x			CID002180	Conformant	Tin
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA		x			CID003397	none	Tin
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA			x		CID002224	Conformant	Gold
Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	x				CID002232	none	Tantalum